Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form F-1 of our report dated September 12, 2024 with respect to the audited consolidated financial statements of SFIDA X, Inc. for the years ended September 30, 2023 and 2022.

We also consent to the reference to us under the caption “Experts” in this Registration Statement.

/s/ Forvis Mazars Japan Audit LLC
Tokyo.Japan
December 23, 2024